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                                                                  EXHIBIT (c)(2)

                    ADVISORY AGREEMENT

       Alliance World Dollar Government Fund, Inc.
               1345 Avenue Of The Americas
                 New York, New York 10105

                                            October 29, 1992

Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We, the undersigned Alliance World Dollar

Government Fund, Inc., herewith confirm our agreement with

you as follows:

         1.   We are a closed-end, non-diversified

management investment company registered under the

Investment Company Act of 1940 (the "Act").  We propose to

engage in the business of investing and reinvesting our

assets in securities ("the portfolio assets") of the type

and in accordance with the limitations specified in our

Articles of Incorporation, Bylaws, Registration Statement

filed with the Securities and Exchange Commission under the

Securities Act of 1933 and the Act, and any representations

made in our prospectus, all in such manner and to such

extent as may from time to time be authorized by our Board

of Directors.  We enclose copies of the documents listed

above and will from time to time furnish you with any

amendments thereof.
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         2.   (a) We hereby employ you to manage the

investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the

foregoing, to provide management and other services

specified below.

         (b)  You will make decisions with respect to all

purchases and sales of the portfolio assets.  To carry out

such decisions, you are hereby authorized, as our agent and

attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets.  In all purchases, sales and other

transactions in the portfolio assets you are authorized to

exercise full discretion and act for us in the same manner

and with the same force and effect as we might or could do

with respect to such purchases, sales or other transactions,

as well as with respect to all other things necessary or

incidental to the furtherance or conduct of such purchases,

sales or other transactions.

         (c)  You will report to our Board of Directors at

each meeting thereof all changes in the portfolio assets

since the prior report, and will also keep us in touch with

important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with

such information as you may believe appropriate for this

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purpose, whether concerning the individual issuers whose

securities are included in our portfolio, the industries in

which they engage, or the conditions prevailing in the

economy generally.  You will also furnish us with such

statistical and analytical information with respect to the

portfolio assets as you may believe appropriate or as we

reasonably may request.  In making such purchases and sales

of the portfolio assets, you will bear in mind the policies

set from time to time by our Board of Directors as well as

the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the

Securities Act of 1933, the limitations in the Act and of

the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

         (d)  It is understood that you will from time to

time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the

execution of your duties hereunder, the cost of performance

of such duties to be borne and paid by you.  No obligation

may be incurred on our behalf in any such respect.  During

the continuance of this agreement at our request you will

provide us persons satisfactory to our Board of Directors to serve as our officers.  Such personnel may be employees of

you or your affiliates.  Nothing contained herein shall be

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construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.

Furthermore, you or your affiliates (other than us) shall

furnish us without charge with such management supervision

and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the

requirements of any regulatory authority to which you may be subject.

         3.   We hereby confirm that, subject to the

foregoing, we shall be responsible and hereby assume the

obligation for payment of all our other expenses, including:

(a) payment of the fee payable to you under paragraph 5

hereof; (b) brokerage and commission expenses; (c) federal,

state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on

borrowings; (e) our organizational and offering expenses,

whether or not advanced by you; (f) fees and expenses of

registering our shares under the appropriate federal

securities laws and of qualifying our shares under

applicable state securities laws; (g) fees and expenses of

listing and maintaining the listing of our shares on any

securities exchange; (h) expenses of printing and

distributing reports to shareholders; (i) costs of proxy

solicitation; (j) charges and expenses of our administrator,

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custodians and registrar, transfer and dividend paying

agent; (k) compensation of our Directors, officers and

employees who do not devote any part of their time to your

affairs or the affairs of your affiliates other than us;

(1) legal and auditing expenses; (m) the cost of stock

certificates representing shares of our common stock; and

(n) costs of stationery and supplies.

         4.   We shall expect of you, and you will give us

the benefit of, your best judgment and efforts in rendering

these services to us, and we agree as an inducement to your

undertaking these services that you shall not be liable

hereunder for any mistake of judgment or in any event

whatsoever, except for lack of good faith, provided that

nothing herein shall be deemed to protect, or purport to

protect, you against any liability to us to our security

holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the

performance of your duties hereunder, or by reason of your

reckless disregard of your obligations and duties hereunder.

         5.   In consideration of the foregoing we will pay

you a monthly fee at an annualized rate of 1.00% of our

average weekly net assets.  For purposes of the calculation

of such fee, average weekly net assets shall be determined

on the basis of the average net assets of the Fund for each

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weekly period (ending on Friday) ending during the month.

The net assets for each weekly period are determined by

averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately

preceding weekly period.  When a Friday is not a business

day for us, then the calculation will be based on our net

assets on the business day immediately preceding such

Friday.  Such fee shall be payable in arrears on the last

day of each calendar month for services performed hereunder

during such month.  If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates

prior to the end of a month, such fee shall be prorated

according to the proportion which such portion of the month

bears to the full month.

         6.   This agreement shall become effective on the

date on which our pending Registration Statement on Form N-2 relating to our shares becomes effective and shall remain in effect until the first meeting of our shareholders held

after such date and, if approved by the vote of a majority

of the outstanding voting securities, as defined in the Act,

at such meeting, shall continue in effect until

September 30, 1994 and may be continued for successive

twelve-month periods (computed from each October 1) provided

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that such continuance is specifically approved at least

annually by our Board of Directors or by majority vote of

the holders of our outstanding voting securities (as defined in the Act), and in either case, by a majority of our Board

of Directors who are not interested persons, as defined in

the Act, of any party to this agreement (other than as

Directors of our corporation), provided further, however,

that if the continuation of this agreement is not approved,

you may continue to render the services described herein in

the manner and to the extent permitted by the Act and the

rules and regulations thereunder.  Upon the effectiveness of this agreement, it shall supersede all previous agreements

between us covering the subject matter hereof.  This

agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding

voting securities (as so defined), or by a vote of our Board of Directors on 60 days written notice to you, or by you on

60 days written notice to us.

         7.   This agreement may not be transferred,

assigned, sold or in any manner hypothecated or pledged by

you and this agreement shall terminate automatically in the

event of any such transfer, assignment, sale, hypothecation

or pledge by you.  The term "transfer", "assignment" and

"sale" as used in this paragraph shall have the meanings

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ascribed hereto by governing law and any interpretation

thereof contained in rules or regulations promulgated by the

Securities and Exchange Commission thereunder.

         8.   (a) Except to the extent necessary to perform

your obligations hereunder, nothing herein shall be deemed

to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance

Capital Management Corporation, your general partner, who

may also be a Director, officer or employee of ours, or

persons otherwise affiliated with us (within the meaning of

the Act) to engage in any other business or to devote time

and attention to the management or other aspects of any

other business, whether of a similar or dissimilar nature,

or to render service of any kind to any other trust,

corporation, firm, individual or association.

         (b)  You will notify us of any change in the

general partner of your partnership within a reasonable time after such change.

         9.   If you cease to act as our investment adviser,

or, in any event, if you so request in writing, we agree to

take all necessary action to change our name to a name not

including the term "Alliance".  You may from time to time

make available without charge to us for our use such marks

or symbols owned by you, including marks or symbols

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containing the term "Alliance" or any variation thereof, as you may consider appropriate.  Any such marks or symbols so

made available will remain your property and you shall have

the right, upon notice in writing, to require us to cease

the use of such mark or symbol at any time.

         10.  This Agreement shall be construed in

accordance with the laws of the State of New York, provided,

however, that nothing herein shall be construed as being

inconsistent with the Act.

         If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                        Very truly yours,

                        ALLIANCE WORLD DOLLAR GOVERNMENT
                              FUND, INC.


                        By /s/ David H. Dievler
                           ------------------------
                           Name:  David H. Dievler
                           Title: Chairman


Agreed to and accepted
as of the date first set forth above.

ALLIANCE CAPITAL MANAGEMENT L.P.

By ALLIANCE CAPITAL MANAGEMENT
     CORPORATION,
     its General Partner

By /s/ John D. Carifa
   ---------------------
   Name:  John D. Carifa
   Title: President

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